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                                                     Exhibit 10(f)


December 31, 1994
                                                        CoreStates
                                                              Bank

Mr. A. Roger Guimond
Vice President and Chief Financial Officer
1st Franklin Financial Corporation
213 East Tugalo Street
Toccoa, GA  30577


Re:  Merger of 1st Franklin Corporation with 1st Franklin
     Financial Corporation Consent, Waiver and Eighth Amendment to Revolving Credit and Term Loan Agreement


Dear Roger:

Pursuant to the request in your letter dated December 21, 1994, this letter is to inform you that the Banks hereby consent to the merger of 1st Franklin Corporation with 1st Franklin Financial Corporation and hereby grant a waiver of Section 6.05,
Section 7.01(k) and certain other covenant violations referred to in your letter and contained in the Finance Agreement dated October 1, 1985, as amended, between 1st Franklin Financial Corporation and the Banks named therein and CoreStates Bank, N.A., as Agent ("Agreement").

The Banks and the Agent hereby agree with you that, effective upon the execution and delivery hereof by you and the Banks,
Section 7.01(k) of the Agreement shall be and is hereby amended to read in its entirety as follows:

     (k)  Ben F. Cheek, III and members of his
          immediate family, collectively, ceasing to own beneficially at least 51 percent of the outstanding common stock of the Company; or

This consent is limited to the merger and the waiver is limited to Section 6.05, specifically to permit the mortgage described in the above referenced letter, Section 7.01(k) specifically to permit the change in ownership to shift from the Parent to the Company and to any violation of Section 4.02, 5.02, and 6.11 which the merger may cause, and no other instances of covenant violations or Events of Default that existed or may exist. All other terms and conditions of the Agreement remain in full force and effect. All capitalized terms used herein and not otherwise defined herein have the meanings assigned to those terms in the Agreement and are used here as therein defined.

Also, per our conversation, please supply the Banks with your certificate regarding the continued correctness of the representations and warranties and the continued compliance with the covenants contained in the Agreement (except as specifically waived hereby) and an opinion of your counsel regarding specifics of the merger, together with copies of the merger documents. If you have any questions, please feel free to call me.

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Very truly yours,

CORESTATES BANK, N.A., as a Bank and as Agent

By:  William E. Musselman
     ------------------------
     Assistant Vice President


SOUTHTRUST BANK OF GEORGIA, N.A.

By:  Kenneth Davis
     --------------
     Vice President


NATIONAL WESTMINSTER BANK USA

By:  Mark Sicinski
     ------------------------
     Assistant Vice President


HARRIS TRUST AND SAVINGS BANK

By:  Jerome P. Crokin
     ----------------
     Vice President


Agreed and Accepted by 1st Franklin Financial Corporation

By:  A. Roger Guimond
     -------------------------
     Vice President and
       Chief Financial Officer